UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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EVER-GLORY INTERNATIONAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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EVER-GLORY INTERNATIONAL GROUP, INC.

Ever-Glory Commercial Center,

509 Chengxin Road, Jiangning Development Zone,

Nanjing, Jiangsu Province, Peoples Republic of China

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held at 9:30 a.m. on December 17, 2018 (Beijing Time)

To the Shareholders of Ever-Glory International Group, Inc.:

Please take notice that the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Ever-Glory International Group, Inc., a Florida corporation (the “Company” or “Ever-Glory”), will be held on December 17, 2018 at 9:30 a.m. Beijing time, at the Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China, for the following purposes:

1.	To elect a Board of five (5) directors, to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of BF Borgers CPA PC (“Borgers”) as our independent auditor to audit the financial statements for the fiscal year ended on December 31, 2017 and to review the three quarterly financial statements ended on September 30, 2018.

3.	To approve, by a non-binding vote, the Company’s executive compensation.

4.	To approve, by a non-binding, vote the frequency of future Stockholder advisory votes relating to the Company’s executive compensation.

5.	To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

A proxy statement attached to this notice describes these matters in more detail as well as additional information about Ever-Glory and its officers and directors. The Board of Directors has fixed the close of business on November 8, 2018 EST as the record date and only holders of the Company’s common stock as of the close of business on November 8, 2018 EST are entitled to receive this notice and vote at the Annual Meeting and at any adjournments or postponements thereof.

By Order of the Board of Directors,

/s/ Edward Yihua Kang
Chairman of the Board

Nanjing, China

Date: November 20, 2018

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN AND WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to Be Held at 9:30 a.m. on December 17, 2018 (Beijing Time)

The Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available at http://www.edocumentview.com/EVK.

i

EVER-GLORY INTERNATIONAL GROUP, INC.

Ever-Glory Commercial Center,

509 Chengxin Road, Jiangning Development Zone,

Nanjing, Jiangsu Province,

Peoples Republic of China

PROXY STATEMENT

INTRODUCTION

Date, Time and Place of Meeting

The enclosed proxy is solicited on behalf of the Board of Directors of Ever-Glory International Group, Inc. for the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on December 17, 2018 at 9:30 a.m. Beijing time, at the Ever-Glory China headquarters, Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China or at any adjournments or postponements of the Annual Meeting, for the purposes set forth in the notice attached to this proxy statement.  This proxy statement and accompanying proxy card are first being mailed to you on or about November 26, 2018. The Company’s Annual Report on Form 10-K for 2017, including financial statements for the year ended December 31, 2017, but excluding certain exhibits, is being mailed to shareholders at the same time. A copy of the exhibits will be provided upon request and payment to the Company of reasonable expenses.

GENERAL INFORMATION ABOUT VOTING

Record Date, Outstanding Shares, Quorum and Voting

You can vote your shares of common stock if our records show that you owned your shares on the record date of November 8, 2018.  At the close of business on the record date, 14,798,198 shares of common stock were outstanding. Holders of shares of common stock are entitled to vote at the Annual Meeting. Each share of common stock outstanding as of the record date entitles its holder to one vote.

Business may be transacted at the Annual Meeting if a quorum is present. A quorum is present at the Annual Meeting if holders of a majority of the shares of common stock entitled to vote are present in person or by proxy at the Annual Meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (a “broker non-vote”), the nominee can vote them as it sees fit only on matters that are determined to be “routine”, and not on any other proposal.  Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal.

For Proposal No. 1 (Election of Directors), directors will be elected by a plurality (meaning, the largest number of votes cast) of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. With respect to Proposal No. 1, broker “non-votes” have no effect and abstentions have the same effect as negative votes. Proposal No. 2 (Ratification of Appointment of Independent Auditor) will require the affirmative vote of the majority of the shares entitled to vote. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes on each proposal. Proposal No. 3 (Approval on an advisory basis, of the executive compensation) requires the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares of common stock entitled to vote. Abstentions and broker non-votes will have no direct effect on the outcome of these proposals. With respect to Proposal No. 4, for purposes of determining the votes cast with respect to the vote to approve a non-binding advisory vote recommending the frequency of advisory votes on executive compensation, only those votes cast in favor of having the vote occur every one, two or three years are included. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

It is important that your proxy be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy in the enclosed envelope, whether or not you plan to attend the Annual Meeting in person.

Solicitations and Voting of Proxies

When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholders.  If not otherwise instructed, the shares represented by each valid returned proxy in the form accompanying this proxy will be voted in accordance with the recommendation of the Board of Directors with respect to each matter submitted to the shareholders for approval, and at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting) and any adjournment of the meeting.  The matters described in this proxy statement are the only matters we know will be voted on at the Annual Meeting.  If other matters are properly presented at the Annual Meeting, the proxy holders will vote your shares in accordance with the recommendations of management.

Please follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. If you sign and date the proxy card and mail it back to us in the enclosed envelope, the proxy holders named on the Proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote your shares “for” such proposal or, in the case of the election of directors, vote “for” election to the Board of Directors of all the nominees presented by the Board of Directors.

Revocability of Proxies

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy.  A proxy may be revoked (i) by a writing delivered to the Secretary of Ever-Glory stating that the proxy is revoked, (ii) by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting, or (iii) by attendance at the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).  Please note, however, that if a shareholder’s shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that shareholder’s beneficial ownership of the shares.   Any written notice of revocation or subsequent proxy should be delivered to Ever-Glory International Group, Inc., Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China, Attention: Secretary, or hand-delivered to the Secretary of Ever-Glory International Group, Inc. at or before the taking of the vote at the Annual Meeting.

Expenses of Solicitation

We will bear the entire cost of solicitation, including the preparation and assembly of this proxy statement, printing and mailing the notice of this proxy statement, the proxy and any additional solicitation materials furnished to you. We will reimburse our transfer agent for its out-of-pocket expenses. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting information to the beneficial owners. We estimate that all of the foregoing costs will be approximately $15,000. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. We will not pay our employees additional compensation for contacting you.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth information regarding the beneficial ownership of our common stock as of November 8, 2018, for each of the following persons:

●	each of our directors and each of the Named Executive Officers in the “Director and Executive Officers” on page [ ] of this Proxy Statement;

●	all directors and Named Executive Officers as a group; and

●	each person who is known by us to own beneficially five percent or more of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Ever-Glory International Group, Inc. The percentage of class beneficially owned set forth below is based on 14,798,198 shares of our common stock outstanding on November 8, 2018.

	Amount and Nature of Beneficial Ownership of Common Stock (1)	Percent of Class

Executive Officers and Directors
Yi Hua Kang	4,740,880	32.04%
Jia Jun Sun	174,800	1.18%
Jason Jiansong Wang	-	-
Merry Tang	10,399	* %
Zhixue Zhang	21,377	* %
Jianhua Wang	6,855	* %
All Executive Officers and Directors as a Group (six persons)	4,952,105	33.82%
5% Holders
Ever-Glory Enterprises (H.K.) Ltd. (2)	5,623,098	38.00%
Huake Kang (2)	5,623,098	38.00%

* less than 1%

(1)	The percentage of shares beneficially owned is based on 14,798,198 shares of common stock outstanding as of November 8, 2018. Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment and dispositive power of the shares.

(2)	Huake Kang is the sole director and majority shareholder of Ever-Glory Enterprises (H.K.) Ltd. and, as such, may be deemed to be the beneficial owner of the 5,623,098 shares held by Ever-Glory Enterprises (H.K.) Ltd. Huake Kang is the son of Yi Hua Kang.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

AND THE COMMITTEES THEREOF

The Board of Directors

Our Board of Directors currently consists of five (5) members and is responsible for the business and affairs of the Company and considers various matters which require its approval.

During the fiscal year ended December 31, 2017, the Board held one formal meetings and acted on several matters by unanimous written consents.

Board Committees Generally

In March 2008, the Board created the Audit Committee and the Compensation Committee and has adopted charters for these committees. In December 2013, the Board created the Nominating and Governance Committee and adopted charter for this newly created committee. The Board has determined that in its judgment, Ms. Tang, Mr. Wang, and Mr. Zhang are independent directors within the meaning of Section 803 of NYSE MKT Company Guide. Accordingly, all of the members of our Audit Committee and Compensation Committee are independent within the meaning of Section 803 of NYSE MKT Company Guide.

All of the incumbent directors attended all the meetings of our Board of Directors and each committee on which he served held during fiscal year ended December 31, 2017.

Audit Committee

The Board of Directors adopted and approved a charter for the Audit Committee on March 13, 2008, and the charter was amended on May 26, 2008 and further amended on June 20, 2008 and further amended on December 22, 2015. Currently, three directors comprise the Audit Committee: Ms. Tang, Mr. Wang and Mr. Zhang. Ms. Tang serves as Chairwoman of the Audit Committee. The members of the Audit Committee are currently “independent directors” as that term is defined in Section 803 of NYSE MKT Company Guide. The Board of Directors has determined that Ms. Tang qualifies as an “audit committee financial expert” as defined by the rules of the SEC.

Our Audit Committee is responsible, in accordance with the Audit Committee charter, for recommending our independent auditors, reviewing and approving in advance any proposed related-party transactions and report to the full Board on any approved transactions, and overseeing our audit activities and certain financial matters to protect against improper and unsound practices and to furnish adequate protection to all assets and records.

Our Audit Committee pre-approves all audit and non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date.

During the fiscal year ended December 31, 2017, the Audit Committee held five formal meetings.

Compensation Committee

The Board of Directors adopted and approved a charter for the Compensation Committee on March 13, 2008 which was amended on December 23, 2013 and further amended on December 22, 2015.

The Compensation Committee currently consists of Ms. Tang, Mr. Wang and Mr. Zhang. Mr. Zhang serves as Chairman of the Compensation Committee. The members of the Compensation Committee are currently “independent directors” as that term is defined in Section 803 of NYSE MKT Company Guide.

In accordance with the Compensation Committee’s Charter, the Compensation Committee is responsible for overseeing and, and as appropriate, making recommendations to the Board regarding the annual salaries and other compensation of the Company’s executive officers and general employees and other polices, providing assistance and recommendations with respect to the compensation policies and practices of the Company.

During the fiscal year ended December 31, 2017, the Compensation Committee held one formal meeting.

Nominating and Governance Committee

The Board of Directors adopted and approved a charter for the Nominating and Governance Committee on December 23, 2013.

The Nominating and Governance Committee currently consists of Mr. Wang, Mr. Zhang and Ms. Tang. Mr. Wang serves as chairman of the Nominating and Governance Committee. The members of the Nominating and Governance Committee are currently “independent directors” as that term is defined in Section 803 of NYSE MKT Company Guide.

In accordance with the Nominating and Governance Committee’s Charter, the Nominating and Governance Committee is responsible to identity and propose new potential director nominees to the board of directors for consideration and review our corporate governance policies.

During the fiscal year ended December 31, 2017, the Nominating and Governance Committee held one formal meeting.

Attendance of Directors at Shareholder Meetings

Directors are expected to attend the annual meeting of shareholders. The Board believes that director attendance at shareholder meetings is appropriate and can assist directors in carrying out their duties. When directors attend shareholder meetings, they are able to hear directly shareholder concerns regarding the Company. It is understood that special circumstances may occasionally prevent a director from attending a meeting.

Four of the five board members attended the 2017 Annual Shareholder Meeting held at the Ever-Glory China headquarters, Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China on December 1, 2017.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Principles

We have adopted a Code of Ethics, which is posted on and can be accessed at our website at http://www.everglorygroup.com/userfiles/doc/Code%20of%20Ethics.pdf.  All of our financial and senior managers and directors including our Chief Executive Officer and the Chief Financial Officer, are required to adhere to the Code of Ethics in discharging their work-related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics.  In keeping with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for receipt and handling of complaints received by it regarding accounting or auditing matters, and to allow for the confidential anonymous submission by our employees of concerns regarding accounting or auditing matters.

Director Qualifications and Nominations

The Nominating and Governance Committee identifies, considers and recommends candidates for membership on the Board and will consider suggestions from shareholders for nominees for election as directors at the 2018 Annual Meeting, provided that the recommendations are received on a timely basis and meet the criteria set forth below. The Nominating and Governance Committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our shareholders. While the Nominating and Governance Committee has not determined minimum criteria for director nominees, they seek to achieve a balance of knowledge, experience and capability on our Board. To this end, the Nominating and Governance Committee seeks nominees with high professional and personal ethics and values, an understanding of our business lines and industry, diversity of business experience and expertise, broad-based business acumen, and the ability to think strategically. In addition, the Nominating and Governance Committee considers the level of the candidate’s commitment to active participation as a director, both at Board and committee meetings and otherwise.

Communications with the Board of Directors

Any shareholder who desires to contact the Board or specific members of the Board may do so by writing to: The Board of Directors, Ever-Glory International Group, Inc., Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China.

AUDIT COMMITTEE REPORT*

In accordance with our written charter adopted by the Board of Directors, the Audit Committee oversees the quality and integrity of our accounting and financial reporting practices and the audit of our consolidated financial statements by our independent registered public accounting firm.

The Audit Committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2017, with our management and our independent registered public accounting firm, Borgers, prior to public release.  The Audit Committee has discussed with Borgers, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended, which includes, among other items, matters related to the conduct of the audit of our consolidated financial statements.

The Audit Committee has received the written disclosures and the letter from Borgers, required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and the Audit Committee discussed with Borgers, their independence from our company.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors and the Board of Directors has approved that the audited consolidated financial statements for the year ended December 31, 2017, be included in our Annual Report on Form 10-K.

Respectfully submitted by the Audit Committee,
Merry Tang Chairwoman
Jianhua Wang Zhixue Zhang

*	The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

Name	Age	Position	Held Position Since

Edward Yihua Kang	55	Chief Executive Officer, President, and Director	2005

Jiajun Sun	45	Chief Operating Officer and Director	2005

Jason Jiansong Wang	39	Chief Financial Officer and Secretary	2010

Jianhua Wang (1)(2)(3)	51	Director	2014

Zhixue Zhang (1)(2)(3)	51	Director	2008

Merry Tang (1)(2)(3)	58	Director	2011

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

Arrangements Involving Directors or Executive Officers

There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan, or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current Board of Directors. There are also no arrangements, agreements, or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Family Relationships

There are no family relationships among the directors and executive officers.

Business Experience

Jiansong Wang has been the Chief Financial Officer and Secretary of the Company since 2010. From July, 2002 to February, 2004, Mr. Wang served as the Cost Accountant in Nanjing GongNongBing Textile (Group) CO., Ltd. From March 2004 to June 2006, he served as the General Manager of Accounting Department in MG Garment Manufacturing Co., Ltd.  From July 2006 to August 2009, he served as the International Settlement Accountant for Goldenway Nanjing Garments Co. Ltd., a subsidiary of the Company. From September 2009 to September 1, 2011, he was the General Manager of Accounting Department in Ever-Glory International Group Apparel Inc., a subsidiary of the Company. Mr. Wang earned a Bachelor’s degree in Accounting from Hohai University in the P.R. China.

The business experience of the Company’s directors is provided under the “Director Nominees” section above on page [ ].

Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, as amended, requires our directors and certain of our officers, as well as persons who own more than 10% of a registered class of our equity securities (“Reporting Persons”), to file reports with the SEC. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2017, and all Section 16(a) filing requirements applicable to officers, directors and greater than ten percent shareholders were complied with.

Director Independence

Based upon information submitted to the Board by Ms. Tang, Mr. Wang and Mr. Zhang, the Board of Directors has determined that they are each “independent” under the NYSE MKT Company Guide. None of the three appointees has participated in the preparation of the Company’s financial statements or any current subsidiary at any time during the past three years, and each of them are able to read and understand fundamental financial statements.

EXECUTIVE COMPENSATION

Compensation Committee Report*

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) included in this Proxy Statement. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee
Merry Tang
Jianhua Wang Zhixue Zhang

*	The foregoing Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

Compensation Discussion and Analysis

This compensation discussion and analysis describes the material elements of the compensation awarded to our current executive officers. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for the last completed fiscal year. Our Board of Directors and the Compensation Committee, since its chartering, has overseen and administered our executive compensation program.

Our current executive compensation program presently includes a base salary. Our compensation program does not include (i) discretionary annual cash performance-based incentives, (ii) termination/severance and change of control payments, or (iii) perquisites and benefits.

Our Compensation Philosophy and Objectives

Our philosophy regarding compensation of our executive officers includes the following principles:

●	our compensation program should align the interests of our management team with those of our shareholders;

●	our compensation program should reward the achievement of our strategic initiatives and short- and long-term operating and financial goals;

●	compensation should appropriately reflect differences in position and responsibility; compensation should be reasonable and bear some relationship with the compensation standards in the market in which our management team operates; and

●	the compensation program should be understandable and transparent.

In order to implement such compensation principles, we have developed the following objectives for our executive compensation program:

●	overall compensation levels must be sufficiently competitive to attract and retain talented leaders and motivate those leaders to achieve superior results;

●	a portion of total compensation should be contingent on, and variable with, achievement of objective corporate performance goals, and that portion should increase as an executive’s position and responsibility increases;

●	total compensation should be higher for individuals with greater responsibility and greater ability to influence our achievement of operating goals and strategic initiatives;

●	the number of elements of our compensation program should be kept to a minimum, and those elements should be readily understandable by and easily communicated to executives, shareholders, and others; and

●	executive compensation should be set at responsible levels to promote a sense of fairness and equity among all employees and appropriate stewardship of corporate resources among shareholders.

Determination of Compensation Awards

Our Board of Directors is provided with the primary authority to determine the compensation awards available to our executive officers. To aid the Board of Directors in making its determination for the last fiscal year, our current senior management provided recommendations to the Compensation Committee regarding the compensation of Chief Executive Officer and Chief Operating Officer.

Compensation Benchmarking and Peer Group

Our Board of Directors did not rely on any consultants or utilize any peer company comparisons or benchmarking in 2017 in setting executive compensation. However, our management has considered competitive market practices by reviewing publicly available information relating to compensation of executive officers at other comparable companies in the apparel industry in China in making its recommendations to our Board of Directors regarding our executives’ compensation for fiscal year 2017. As our company evolves, we expect to take steps, including the utilization of peer company comparisons and/or hiring of compensation consultants, to ensure that the Board has a comprehensive picture of the compensation paid to our executives and with a goal toward total direct compensation for our executives that are on a par with the median total direct compensation paid to executives in peer companies if annually established target levels of performance at the company and business segment level are achieved.

Elements of Compensation

Presently, we compensate our executives with a base salary and annual a cash performance-based bonus. We do not pay any compensation to our executive officers in the form of discretionary long-term incentive plan awards or perquisites and other compensation, although our Board of Directors may recommend and institute such forms of compensation in the future.

Base Salaries

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our employees, including our named executive officers. All of our named executive officers, including our Chief Executive Officer, are subject to employment agreements, and accordingly each of their compensation has been determined as set forth in their respective agreement. When establishing base salaries since 2009, subject to the provisions of each person’s employment agreement, our Board and management considered a number of factors, including the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual at their prior employment and the number of well qualified candidates to assume the individual’s role.

Long-Term Incentive Plan Awards

We currently have a 2014 equity incentive plan pursuant to which 1,500,000 shares were authorized. No stock awards or stock option grants were made to any of the named executive officers during the fiscal year ended December 31, 2017. No stock options were held by the named executive officers as of December 31, 2017.

Perquisites and Other Compensation

We do not have any retirement or pension plans in place for any of our named executives. Our named executive officers are eligible for group medical benefits that are generally available to and on the same terms as our other employees.

Management’s Role in the Compensation-Setting Process

Our management plays a role in our compensation-setting process. We believe this input from management to the Compensation Committee is needed in order for the committee to evaluate the performance of our officers, recommend business performance targets and objectives, and recommend compensation levels. Our management may from time to time, make recommendations to our Board of Directors regarding executive compensation. During this process, management may be asked to provide the board with their evaluation of the executive officers’ performances, the background information regarding our strategic financial and operational objectives, and compensation recommendations as to the executive officers.

Summary Compensation Table for Fiscal Years 2017, 2016 and 2015

The following table sets forth information for the fiscal years ended December 31, 2017, 2016 and 2015 concerning the compensation paid and awarded to all individuals serving as (a) our Chief Executive Officer and Chief Financial Officer (b) the three most highly compensated Executive Officers (other than our Chief Executive Officer and Chief Financial Officer) of ours and our subsidiaries at the end of our fiscal years ended December 31, 2017, 2016, and 2015 whose total compensation exceeded $100,000 for these periods, and (c) two additional individuals for whom disclosure would have been provided pursuant to (b) except that they were not serving as executive officers at the end of our fiscal year ended December 31, 2017. These individuals may be collectively referred to in this report as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kang Yihua
Chairman of the	2017	171,624	-						171,624
Board, Chief	2016	184,193	-						184,193
Executive Officer	2015	216,820	88,726						305,546
and President

Jiansong Wang	2017	18,559	7,770						26,329
Chief Financial	2016	19,866	6,697						26,563
Officer	2015	19,396	8,015						27,411

(1)	All compensation is paid in Chinese RMB. For reporting purposes, the amounts in the table above have been converted to U.S. Dollars at the conversion rate of 6.76, 6.64 and 6.24 for 2017, 2016 and 2015, respectively. The officers listed in this table received no other form of compensation in the years shown, other than the salary set forth in this table.

Other Compensation

Other than as described above, there were no post-employment compensation, pension or nonqualified deferred compensation benefits earned by the executive officers during the year ended December 31, 2017. We do not have any retirement, pension, or profit-sharing programs for the benefit of our directors, officers or other employees. The Board of Directors may recommend adoption of one or more such programs in the future.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

The Company entered into an employment agreement with Edward Yihua Kang on November 1, 2005 pursuant to which Mr. Kang was appointed as the Chief Executive Officer and President of the Company. In determining the compensation to be paid to Mr. Kang, the Board of Directors and the Compensation Committee reviewed the overall performance of the Company and the relative contribution of Mr. Kang in order to arrive at an appropriate compensation level.

The Company entered into an employment agreement with Jiajun Sun on November 1, 2005 pursuant to which Mr. Sun was appointed as the Chief Operating Officer of the Company. In determining the compensation to be paid to Mr. Sun, the Board of Directors and the Compensation Committee reviewed the overall performance of the Company and the relative contribution of Mr. Sun in order to arrive at an appropriate compensation level.

Although the Company does not have a written employment agreement with Jiansong Wang, he will be compensated approximately US$27,000 (RMB 170,000) per year for his services as the Chief Financial Officer and Secretary, which was based on the Board of Directors and the Compensation Committee’s review of the overall performance of the Company and the relative contribution of Mr. Wang.

There are no compensatory plans or arrangements, including payments to be received from us, with respect to any director or executive officer of us which would in any way result in payments to any such person because of his resignation, retirement, or other termination of employment with us, any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company.

Director Compensation for Fiscal 2017

The following table reflects all compensation awarded to, earned by or paid to our directors for the fiscal year ended December 31, 2017. Directors who are also officers do not receive any additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($) (1)
Kang Yihua	171,624	—	—	—	—	—	171,624
Sun Jia Jun	155,400	—	—	—	—	—	155,400
Jianhua Wang	—	5,000	—	—	—	—	5,000
Zhixue Zhang	—	5,000	—	—	—	—	5,000
Merry Tang	34,000	—					34,000

(1)	All cash compensation was paid in RMB except the cash compensation paid to Ms. Tang. The amounts in the foregoing table have been converted into U.S. Dollar at the conversion rate of 6.76 RMB to the dollar.

Service Description	Amount (in U.S. dollars)

Base Compensation	$3,000
Audit Committee Member	$1,000
Compensation Committee Member	$1,000
Audit Committee Chairman	$3,000
Audit Committee Financial Expert	$26,000

Each director may be appointed to perform multiple functions or serve on multiple committees, and accordingly, may be eligible to receive more than one category of compensation described above. Annual compensation will be paid in cash or a combination of stock and cash.  Compensation paid in stock will be in the form of a number of shares of our restricted common stock having an aggregate value equal to the annual compensation, as determined by the average per share closing prices of our common stock as quoted on NASDAQ MKT, for the five trading days leading up to and including the last trading date of the quarter following which the shares are to be issued (i.e. when the shares are issued within 30 days following the end of the second quarter, and the fourth quarter when the shares are issued within 30 days following the end of the fourth quarter) of the year for which compensation is being paid.  Compensation, in the form of shares, shall be issued and paid semi-annually, within 30 days following the end of the second quarter, and within 30 days after the end of the fourth quarter, of each calendar year.  In addition, the annual compensation will be prorated daily (based on a 360 day year) for any portion of the year during which a director serves.  Independent directors are also eligible for reimbursement of all travel and other reasonable expenses relating to the directors’ attendance of board meetings. In addition, we have agreed to reimburse independent directors for reasonable expenses incurred in connection with the performance of duties as a director of the Company.

Outstanding Equity Awards at Fiscal Year-End

None of our executive officers was granted or otherwise received any option, stock or equity incentive plan awards during 2017, and there were no outstanding unexercised options previously awarded to our officers and directors, during the fiscal year ended December 31, 2017.

Related Party Transactions

Mr. Kang is the Company’s Chairman and Chief Executive Officer. Ever-Glory Enterprises (HK) Ltd. (Ever-Glory Enterprises) is the Company’s major shareholder. Mr. Xiaodong Yan was Ever-Glory Enterprises’ sole shareholder and sole director. Mr. Huake Kang, Mr. Kang’s son, acquired 83% interest of Ever-Glory Enterprises and became its sole director in 2014. All transactions associated with the following companies controlled by Mr. Kang or his son are considered to be related party transactions, and it is possible that the terms of these transactions may not be the same as those that would result from transactions between unrelated parties. All related party outstanding balances are short-term in nature and are expected to be settled in cash.

Other income from Related Parties

Jiangsu Wubijia Trading Company Limited (“Wubijia”) is an entity engaged in high-grade home goods sales and is controlled by Mr. Kang. Wubijia has sold their home goods on consignment in some Company’s retail stores since the third quarter of 2014. During the year ended December 31, 2017 and 2016, the Company received $54,081 and $30,741 from the customers and paid $42,241 and $26,328 to Wubijia through the consignment, respectively. The net profit of $11,840 and $4,413 was recorded as other income during the years ended December 31, 2017 and 2016, respectively.

Nanjing Knitting Company Limited (“Nanjing Knitting”) is an entity engaged in knitted fabric products and knitting underwear sales and is controlled by Mr. Kang. Nanjing Knitting has sold their knitting underwear on consignment in some Company’s retail stores since the third quarter of 2015. During the years ended December 31, 2017 and 2016, the Company received $6,443 and $123,679 from the customers and paid $11,661 and $104,226 to Nanjing Knitting through the consignment, respectively. The net profit (loss) of ($5,218) and $19,453 was recorded as other income during the years ended December 31, 2017 and 2016.

Included in other income for the years ended December 31, 2017 and 2016 is rent income from EsC’Lav, the entity controlled by Mr. Kang under operating lease agreement with term though 2017. The rent income is $14,638 and $59,838 for the years ended December 31, 2017 and 2016, respectively.

Other expenses due to Related Parties

Included in other expenses for the years ended December 31, 2017 and 2016 are rent costs due to entities controlled by Mr. Kang under operating lease agreements as follows (See details at Note 13):

	2017	2016
	(In thousands of U.S. Dollars)
Jiangsu Ever-Glory	$47	$47
Chuzhou Huarui	222	226
Kunshan Enjin	44	45
Total	$313	$318

The Company leases Jiangsu Ever-Glory’s factory as the factory is in a location where there is a good supply of experienced workers. The Company leases Chuzhou Huarui and Kunshan Enjin’s warehouse spaces because the locations are convenient for transportation and distribution.

Purchases from, and Sub-contracts with Related Parties

The Company purchased raw materials of $1.39 million and $0.40 million during the years ended 2017 and 2016, respectively, from Nanjing Knitting.

In addition, the Company sub-contracted certain manufacturing work to related companies totaling $23.79 million and $27.63 million for the years ended December 31, 2017 and 2016, respectively. The Company provided raw materials to the sub-contractors and was charged a fixed fee for labor provided by the sub-contractors.

Sub-contracts with related parties included in cost of sales for the years ended December 31, 2017 and 2016 are as follows:

	2017	2016
	(In thousands of U.S. Dollars)
Ever-Glory Vietnam	$15,998	$15,366
Chuzhou Huarui	4,155	5,867
Ever-Glory Cambodia	179	3,344
Fengyang Huarui	1,860	1,245
Nanjing Ever-Kyowa	1,577	1,804
EsC’Lav	20	6
Total	$23,789	$27,632

Accounts Payable – Related Parties

The accounts payable to related parties at December 31, 2017 and 2016 are as follows:

	2017	2016
	(In thousands of U.S. Dollars)
Ever-Glory Vietnam	$1,934	1,938
Fengyang Huarui	459	709
Nanjing Ever-Kyowa	900	785
Chuzhou Huarui	1,152	643
Ever-Glory Cambodia	-	262
Nanjing Knitting	114	-
Esc’elav	6	-
Jiangsu Ever-Glory	110	-
Total	$4,675	$4,337

Amounts Due From Related Parties – Current Assets

The amounts due from related parties at December 31, 2017 and 2016 are as follows:

	2017	2016
	(In thousands of U.S. Dollars)
Jiangsu Ever-Glory	$265	$403
Nanjing Knitting	-	9
EsC’eLav	-	74
Total	$265	$486

Jiangsu Ever-Glory is an entity engaged in importing/exporting, apparel-manufacture, real-estate development, car sales and other activities. Jiangsu Ever-Glory is controlled by Mr. Kang. During 2017 and 2016, the Company and Jiangsu Ever-Glory purchased raw materials on behalf of each other in order to obtain cheaper purchase prices.  The Company purchased raw materials on Jiangsu Ever-Glory’s behalf and sold to Jiangsu Ever-Glory at cost for $0.3 million and $2.9 million during 2017 and 2016, respectively.  Jiangsu Ever-Glory purchased raw materials on the Company’s behalf and sold to the Company at cost for $49,967 and $532,123 during 2017 and 2016, respectively.

Amounts Due From Related Party under Counter Guarantee Agreement

In March 2012, in consideration of the guarantees and collateral provided by Jiangsu Ever-Glory and Nanjing Knitting, the Company agreed to provide Jiangsu Ever-Glory a counter guarantee in the form of cash of not less than 70% of the maximum aggregate lines of credit obtained by the Company. Jiangsu Ever-Glory is obligated to return the full amount of the counter-guarantee funds provided upon the expiration or termination of the underlying lines of credit and is to pay an annual interest at the rate of 6.0% of the amounts provided. As of December 31, 2017 and 2016, Jiangsu Ever-Glory had provided guarantees for approximately $49.5 million (RMB 322.0 million) and $52.4 million (RMB 364.0 million) of lines of credit obtained by the Company, respectively. Jiangsu Ever-Glory and Nanjing Knitting have also provided their assets as collateral for certain of these lines of credit. As of December 31, 2017 and 2016, the value of the collateral, as per appraisals obtained by the banks in connection with these lines of credit is approximately $31.6 million (RMB 205.5 million) and $29.6 million (RMB 205.5 million), respectively. Mr. Kang has also provided a personal guarantee for $21.5 million (RMB 140.0 million) and $30.1 million (RMB 209.0 million) at the years ended of December 31, 2017 and 2016, respectively.

As of December 31, 2016, $14.1 million (RMB98.2 million) was outstanding due from Jiangsu Ever-Glory under the counter guarantee agreement. During the year ended December 31, 2017, an additional $7.4 million (RMB 48.1 million) was provided to and repayment of $9.6 million (RMB 62.7 million) was received from Jiangsu Ever-Glory under the counter-guarantee agreement. As of December 31, 2017, the amount of the counter-guarantee had decreased to $12.8 million (RMB 83.6 million) (the difference represents currency exchange adjustment of $0.94 million), which was 26.0% of the aggregate amount of lines of credit. This amount plus accrued interest of $2.6 million (2017) and $1.8 million (2016) have been classified as a reduction of equity, consistent with the guidance of SEC Staff Accounting Bulletins 4E and 4G. As of December 31, 2017 and 2016, the amount classified as a reduction of equity was $15.4 million and $15.9 million, respectively. Interest of 0.5% is charged on net amounts due from Jiangsu Ever-Glory at each month end. From April 1, 2015, interest rate has changed to 0.41% as the bank benchmark interest rate decreased. Interest income for the years ended December 31, 2017 and 2016 was approximately $0.8 million and $0.8 million, respectively.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board of Directors

Our business is managed under the direction of its Board of Directors. The Board of Directors has designated as nominees for re-election all of the five (5) directors currently serving on the Board.  See “Director Nominees” below for profiles of the nominees. After the election of the directors at the Annual Meeting, our Board will have five (5) directors.

The Board believes that re-electing these incumbent directors will promote stability and continuity and expects that such directors will continue making substantial contributions to our company by virtue of their familiarity with, and insight into, our company’s affairs accumulated during their tenure.

All of the nominees have indicated a willingness to continue serving as directors if elected, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board of Directors recommends. We have no reason to believe that any nominee will be unavailable.

Director Nominees

The director nominees, and their ages as of the date of the Annual Meeting, their positions at Ever-Glory, and the period during which they have served as a director are set forth in the following table and paragraphs

Name	Age	Position	Held Position Since

Edward Yihua Kang	54	Chief Executive Officer, President, and Chairman of the Board	2005

Jiajun Sun	44	Chief Operating Officer and Director	2005

Jianhua Wang (1)(2)(3)	50	Director	2014

Zhixue Zhang (1)(2)(3)	50	Director	2008

Merry Tang (1)(2)(3)	57	Director	2011

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Governance Committee

The Board has nominated the following individuals as members of our Board of Directors:  At the Meeting, five directors, Edward Yihua Kang, Jiajun Sun, Jianhua Wang, Zhixue Zhang and Merry Tang are to be re-elected. Each director will hold office until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

Edward Yihua Kang has served as our President and Chief Executive Officer and as the Chairman of our Board of Directors, since 2005. From December 1993 to January 2008, Mr. Kang served as the President and Chairman of the Board of Directors of Goldenway. Mr. Kang has extensive worldwide managerial and operational experience focusing upon business development and strategic planning. Mr. Kang formerly was the Senior lecturer of the Management College, Nanjing Aeronautics and Astronautics University, and the Vice General Manager of the Import and Export Department of Nanjing Shenda Company. Mr. Kang earned a MS degree from Peking University, a Bachelor’s degree in Management from Beijing Aeronautics and Astronautics University and a Bachelor’s degree in Engineering from Nanjing Aeronautics and Astronautics University. Mr. Kang’s extensive experience in the garment industry, his acute vision and outstanding leadership capability, as well as his commitment to the Company since its inception make him well-qualified in the Board’s opinion to serve as our Chairman of the Board.

JiajunSun has served as our Chief Operating Officer and a member of our Board of Directors since 2005. Mr. Sun also has served as a member of the Board of Directors of Goldenway since 2000 and as a member of the Board of Directors of New-Tailun since 2006. From July 1996 to November 2002, Mr. Sun was the General Manager of International Trade Department at Goldenway. Mr. Sun has more than 8 years experience in import and export in the textile industry. Mr. Sun earned his bachelor’s degree from the Wuhan Textile Industry Institute. Mr. Sun has accumulated substantial institutional knowledge of our business and operations.  His managing experiences and analytical skills make him well positioned for his role as one of our Directors.

Merry Tang was appointed as a member of the Board of Directors, a member of the Compensation Committee and Nominating & Governance committee and chairman of the Audit Committee in August 2011.  She has been an independent director for China Sunergy Co., Ltd. (Nasdaq: CSUN), a specialized manufacturer of solar cell and module products in China since June 2008. She is currently a principal and managing partner of GTZY CPA Group, LLC. Ms. Tang served a managing director at GTA International, LLC and Partner at Tang & Company, PC — both U.S.-based CPA firms offering services in risk assessment, audit engagements and Sarbanes-Oxley — related documentation to leading banks, financial service providers and telecommunications firms from 2006 to 2008. Prior to forming GZTY CPA Group, LLC, she served as a senior auditor in PricewaterhouseCoopers, LLC from 2004 to 2006.  Ms. Tang graduated from the Central University of Finance & Banking, Beijing, China with a bachelor degree in banking in 1983 and a master degree in Finance in 1986, before going on to receive her master degree in accounting from the State University of New York at Albany in 1993. Ms. Tang’s extensive accounting and financial background in the U.S. capital market makes her well-qualified to serve on our Board.

Jianhua Wang has served as a member of the Board of Directors and chairman of the nominating & governance committee since September 2015, and serves on the Audit Committee and compensation committee. Mr. Wang is the Chief Lawyer of Wang Jianhua Law Offices, a boutique law firm based in Kunshan city, Jiangsu Province. Mr. Wang had more than 20 years of practicing experience in corporate, securities and business laws in China. He held numerous honors and distinctions, including being listed as one of Outstanding Young Lawyers of Jiangsu Province. He was a member of the Standing Committee of People’s Political Consultant Committee of Kunshan City. He is currently a member of the Advisory Board of Legal Affairs of the People’s Government of Kunshan City, Vice Chairman of the Entrepreneurs Chamber of Commerce of Peking University Alumni of Suzhou City, Vice Chairman of the Bar of Kunshan City, a member of the Social Security and Labor Law Committee of the Jiangsu Provincial Bar. He had a master degree in Executive Master of Business Administration (EMBA) from Guanghua School of Management Peking University.

Zhixue Zhang has served as a member of the Board of Directors, a member of the Audit Committee and Nominating & Governance committee and chairman of the Compensation Committee since 2008.  Mr. Zhang is a professor of Organizational Management at Peking University, and has held this position since August 2008. Mr. Zhang has over fifteen years of experience in the fields of organizational psychology, management and organizational culture as it relates to conducting business within China and with Chinese businesses. From August 2001 to July 2008, he was the Associate professor at Peking University. From August 2006 to June 2007, he was a Freeman Fellow at the University of Illinois at Urbana-Champaign. From September 2001 to March 2002, he was a visiting scholar at the Kellogg School of Management at Northwestern University. Mr. Zhang holds a Ph.D. from the University of Hong Kong, and a M.Sc. from Beijing Normal University, and a B.Sc. from Henan University.  Mr. Zhang’s life-long background of management education, as well as his business aptitude and strong analytical skills, qualify him for his position as one of our Directors.

Vote Required

The holders of our common stock are entitled to one vote per share equal to the number of shares held by such person at the close of business on the record date.  As there is no cumulative voting, each shareholder shall cast all of his/her votes for each nominee of his/her choice or withhold votes from any or all nominees.  Unless a shareholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card, the shares represented by the accompanying proxy will be voted FOR election, as directors, of the above-mentioned five nominees.  If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the Annual Meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the holders of such proxy.  Directors will be elected at the Annual Meeting by a plurality (meaning, the largest number) of the votes cast for each director. Directors are to be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier resignation or removal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” AND SOLICITS PROXIES IN FAVOR OF THE NOMINEES LISTED ABOVE (ITEM 1 ON THE ENCLOSED PROXY CARD).

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected BF Borgers CPA PC (“Borgers”) to serve as the independent registered public accounting firm of the Company for the fiscal years ended December 31, 2017 and the three quarters ended September 30, 2018.

We are asking our shareholders to ratify the selection of Borgers as our independent registered public accounting firm. In the event our shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment.

We have been advised by Borgers that neither the firm nor any of its associates had any relationship with our company other than the usual relationship that exists between independent registered public accountant firms and their clients during the last fiscal year.  Representatives of Borgers are not expected to attend the Annual Meeting in person and therefore are not expected to be available to respond to any questions.  As a result, representatives of Borgers will not make a statement at the Annual Meeting.

Principal Accountant Fees and Services

On December 2017 the Audit Committee engaged BF Borgers CPA PC as our independent auditor.

Fees for audit services include fees associated with the annual audit and the review of documents filed with the SEC including quarterly reports on Form 10-Q and the Annual Report on Form 10-K.

	2017	2016
	(In thousands of U.S. Dollars)
Audit fees	$332	$321

Vote Required and Recommendation

Approval of this proposal will require the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BF BORGERS CPA PC OUR INDEPENDENT AUDITORS TO AUDIT THE FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED ON DECEMBER 31, 2017 AND TO REVIEW THE FINANCIAL STATEMENTS FOR THE THREE FISCAL QUARTERS ENDED ON SEPTEMBER 30, 2017 (ITEM 2 ON THE ENCLOSED PROXY CARD).

PROPOSAL NO. 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

The SEC has adopted final rules requiring public companies to provide shareholders with periodic advisory (non-binding votes) on executive compensation, also referred to as “say-on-pay” proposals. We are presenting the following proposal, which gives you as a shareholder the opportunity to endorse or not endorse the compensation paid to our Principal Executive Officer and Principal Financial Officer (collectively, the “Named Executive Officers”), as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (including the compensation tables and accompanying narrative discussion).

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers for the year ended December 31, 2016, as disclosed pursuant to Item 402 of Regulation S-K, compensation tables and narrative discussion is hereby APPROVED.”

Pursuant to the Exchange Act and the rules promulgated thereunder, this vote will not be binding on the Board or the Compensation Committee and may not be construed as overruling a decision by the Board or the Compensation Committee, creating or implying any change to the fiduciary duties of the Board or the Compensation Committee or any additional fiduciary duty by the Board or the Compensation Committee or restricting or limiting the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.  The Board and the Compensation Committee, however, may in their discretion take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required and Recommendation

Approval of this proposal will require the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy and entitled to vote at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF

THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

PROPOSAL NO. 4 - TO CONDUCT AN ADVISORY VOTE ON THE FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The SEC has also adopted final rules requiring public companies to hold an advisory (non-binding) vote on the frequency of holding say-on-pay votes. Accordingly, as required by the SEC’s rules, we are including this proposal to give our shareholders the opportunity to inform us as to how often they wish the Company to include a say-on-pay proposal, similar to Proposal No. 3, in our proxy statements.

We are presenting the following proposal, which gives you, as a shareholder, the opportunity to inform us as to whether you wish us to hold an advisory (non-binding) vote on executive compensation once every (1) one year, (2) two years, or (3) three years, or you may abstain from voting on the proposal set forth in the following resolution.

“RESOLVED, that the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s Named Executive Officers as set forth in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders should be every year, every two years, or every three years.”

The Board recommends that you vote for every three (3) years as the desired frequency for the Company to hold a non-binding, advisory vote of the shareholders on executive compensation. We believe this frequency is appropriate for the reasons set forth below:

1.           Our equity compensation program outlined in the Plan for the Named Executive Officers is designed to support long-term value creation, and a vote every three years will allow the shareholders to better judge the equity compensation program in relation to our long-term performance. We strive to ensure management’s interests are aligned with shareholders’ interests to support long-term value creation through our equity compensation program. To that end, we may grant equity awards to vest over multi-year periods of service to encourage our Named Executive Officers to focus on long-term performance, and recommend a vote every three years, which would allow the equity compensation to be evaluated over a similar time-frame and in relation to long-term performance.

2.           A vote every three (3) years will provide the Board and the Compensation Committee with the time to thoughtfully consider and thoroughly respond to shareholders’ sentiments and to implement any necessary changes in light of the timing required therefor. The Board and the compensation committee will carefully review changes to the executive compensation to maintain the effectiveness and credibility of the program, which is important for aligning interests and for motivating and retaining our Named Executive Officers.

3.           We are open to input from shareholders regarding board and governance matters, as well as the equity compensation program. We believe that the shareholders’ ability to contact us and the Board at any time to express specific views on executive compensation holds us accountable to shareholders and reduces the need for and value of more frequent advisory votes on executive compensation.

Pursuant to the Exchange Act and the rules promulgated thereunder, this vote on the frequency of future advisory votes on named executive officer compensation is non-binding on the Board and its committees. This vote may not be construed as overruling a decision by the Board or its committees, creating or implying any change to the fiduciary duties of the Board or its committees or any additional fiduciary duty by the Board or its committees or restricting or limiting the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. Notwithstanding the Board’s recommendation and the outcome of the vote on this matter, the Board may, in the future, decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

Vote Required and Recommendation

Approval of this proposal will require the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy and entitled to vote at the Annual Meeting.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE TO HAVE THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION OCCUR EVERY THREE YEARS.

OTHER MATTERS

Our Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the recommendations of management.

PROXY SOLICITATION

We will pay reasonable expenses incurred in forwarding proxy material to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners. This proxy statement and the accompanying materials, in addition to being made available to shareholders and to brokers, custodians, nominees and other like parties, will be available to beneficial owners of shares of common stock pursuant to the SEC rules concerning Internet Availability of Proxy Materials. We will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies there for.

We may consider the engagement of a proxy solicitation firm. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

SHAREHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action and have that proposal included in the Company’s proxy statement consistent with the Company’s By-laws and the regulations of the SEC.  Should a stockholder intend to present a proposal at the 2018 Annual Meeting and have that proposal included in the Company’s proxy statement, it must be received the Board of Directors of the Company, Attn: Dandan Song at Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China, not later than 90 nor earlier than 120 days prior to the anniversary of the previous year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be received not later than the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made including through public filings.  For nominations by a stockholder relating to a special meeting of stockholders called for the purpose of electing directors, the stockholder must have given written notice, either by personal delivery or by mail not later than the close of business on the 10th day following the day on which public announcement of the date of the meeting is first made by the Company.

Any proposal of a stockholder intended to be presented at the Company’s next annual meeting of stockholders and included in the proxy statement and form of proxy for that meeting must be received by the Company no later than August 7, 2019.

SHAREHOLDER COMMUNICATIONS

Shareholders wishing to communicate with our Board of Directors may direct such communications to the Board of Directors c/o the Company, Attn: Dandan Song at Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China.  Ms. Song will present a summary of all shareholder communications to the Board of Directors at subsequent Board of Directors meetings. The directors will have the opportunity to review the actual communications at their discretion.

ANNUAL REPORT

Our Annual Report on Form 10-K, including our financial statements for the year ended December 31, 2017, and this proxy statement are being made available to all shareholders entitled to notice of and to vote at the Annual Meeting.  Additional copies may be requested in writing. Such requests should be submitted to Ever-Glory’s China headquarters, Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China. Exhibits to the Form 10-K will also be provided upon specific request.

It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

EVER-GLORY INTERNATIONAL GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2018 ANNUAL MEETING OF SHAREHOLDERS

December 17, 2018 (Beijing Time)

The shareholders hereby appoint Dandan Song and Jiansong Wang, or either of them, as proxies, each with the power to appoint them substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Ever-Glory International Group, Inc. that the shareholders are entitled to vote at the 2018 Annual Meeting of Shareholders to be held on December 17, 2018, 9:30 a.m. Beijing Time, at the Ever-Glory China headquarters, Ever-Glory Commercial Center, No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EVER-GLORY INTERNATIONAL GROUP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, AND 3 AND A VOTE OF HAVING THE NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION TO OCCUR EVERY THREE YEARS ON ITEM 4.

Proposal No. 1 ELECTION OF DIRECTORS

Nominees:	For	Withhold

Edward Yihua Kang	☐	☐
Jiajun Sun	☐	☐
Merry Tang	☐	☐
Jianhua Wang	☐	☐
Zhixue Zhang	☐	☐

Proposal No. 2	For	Against	Abstain

To ratify the appointment of BF Borgers CPA PC as our independent auditor to audit the financial statements for the fiscal year ended on December 31, 2017 and to review the three quarterly financial statements ended on September 30, 2018.	☐	☐	☐

Proposal No. 3	For	Against	Abstain

To approve, by a non-binding vote, the Company’s executive compensation.	☐	☐	☐

Proposal No. 4	1 Year	2 Years	3 Years	Abstain

To approve, by a non-binding vote, the frequency of future Stockholder advisory votes relating to the Company’s executive compensation.	☐	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR each of the nominees on proposal No. 1, FOR each proposal No. 2, and No. 3 voted to have the non-binding advisory votes on the executive compensation occur every THREE years with respect to proposal No. 4.

Please sign your name exactly as it appears hereon. When signing as Attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature (Please Sign Within Box)	Date	Signature (Joint Owners)	Date